As filed with the Securities and Exchange Commission
                       on December 5, 1996
                                        Registration No. 33-62544
_________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                     ______________________

               POST-EFFECTIVE AMENDMENT NO. 1
                           TO
                        FORM S-8

                   REGISTRATION STATEMENT
                         UNDER
                 THE SECURITIES ACT OF 1933
                    ______________________

                    THE ALPINE GROUP, INC.

      (Exact name of registrant as specified in its charter)

            Delaware                          22-1620387
   (State or other jurisdiction            (I.R.S. employer
 of incorporation or organization)      identification number)


                          1790 Broadway
                     New York, New York  10019
                          (212) 757-3333
        (Address of principal executive offices) (Zip code)

 The Alpine Group, Inc. 1987 Long-Term Incentive Plan, as amended
                     (Full title of the Plan)

                    Stewart H. Wahrsager, Esq.
                      The Alpine Group, Inc.
                          1790 Broadway
                     New York, New York  10019
                          (212) 757-3333

     (Name, address, including zip code, and telephone number,
            including area code, of agent for service)
                     ______________________

                 Copies of all communications to:
                     Henry O. Smith III, Esq.
              Proskauer Rose Goetz & Mendelsohn LLP
                          1585 Broadway
                  New York, New York  10036-8299



          On May 12, 1993, The Alpine Group, Inc., a Delaware corporation (the "Company"), registered (Registration No. 33-62544) under the Securities Act of 1933 (the "Act") hereunder 461,000 shares of common stock, par value $.10 per share ("Common Stock"), of the Company issuable under The Alpine Group, Inc. 1987 Long-Term Equity Incentive Plan, as amended (the "Plan"), of which 74,402 shares have been issued by the Company to date. On November 25, 1996, the Company registered (Registration No. 333-16703) under the Act 1,925,598 shares of Common Stock issuable under the Plan, representing the maximum number of shares issuable under the Plan less the 74,402 shares of Common Stock previously registered on May 12, 1993 (Registration No. 33-62544) and issued by the Company. Consequently, Alpine hereby withdraws from registration under the Act (on Registration No. 33-62544) the 386,598 shares of Common Stock issuable under the Plan and not yet issued.



































                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, The Alpine Group, Inc., has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 5, 1996.

                              THE ALPINE GROUP, INC.

                              By /s/ Steven S. Elbaum
                                     Steven S. Elbaum
                                     Chairman of the Board and
                                     Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures               Title                  Date

/s/ Steven S. Elbaum     Chairman of the Board  December 5, 1966
    Steven S. Elbaum     and Chief Executive
                         Officer (principal
                         executive officer)

/s/ David S. Aldridge    Vice President and     December 5, 1996
    David S. Aldridge    Treasurer (principal
                         financial and
                         accounting officer)

/s/ Kenneth G. Byers, Jr.  Director             December 5, 1996
    Kenneth G. Byers, Jr.

/s/ Randolph Harrison*     Director             December 5, 1996
    Randolph Harrison

/s/ John C. Jansing*       Director             December 5, 1996
    John C. Jansing

/s/ Ernest C. Janson, Jr.* Director             December 5, 1996
    Ernest C. Janson, Jr.

/s/ James R. Kanely        Director             December 5, 1996
    James R. Kanely

/s/ Gene E. Lewis*         Director             December 5, 1996
    Gene E. Lewis

/s/ Bragi F. Schut         Director             December 5, 1996
    Bragi F. Schut

*   By /s/Steven S. Elbaum
          Steven S. Elbaum
          Attorney-in-fact